UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) April 6, 2011

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

In connection with the consummation of the initial public offering (the “Offering”) of the Class A common stock, par value $0.001 per share, of GNC Holdings, Inc. (formerly GNC Acquisition Holdings Inc.) (“GNC”), as described in the Registration Statement on Form S-1 (File No. 333-169618), as amended (the “Registration Statement”), on April 6, 2011, GNC entered into (i) that certain Second Amended and Restated Stockholders Agreement (the “Restated Stockholders Agreement”), dated as of April 6, 2011, among GNC, Ares Corporate Opportunities Fund II, L.P. (“Ares”), Ontario Teachers’ Pension Plan Board (“OTPP” and, together with Ares, the “Sponsors”) and the other stockholders (the “Stockholders”) party thereto, and (ii) that certain Stockholders Agreement (the “Stockholders Agreement”), dated as of April 6, 2011, by and among GNC, Ares and OTPP.  The terms of the Restated Stockholders Agreement and the Stockholders Agreement are substantially identical to the forms of such agreements filed as Exhibits 4.9 and 4.10, respectively, to the Registration Statement and as described therein.

Copies of the Restated Stockholders Agreement and the Stockholders Agreement are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Sponsors collectively hold a majority of the outstanding capital stock of GNC.  For further information concerning the other material relationships between GNC, the Sponsors and the Stockholders, see “Certain Relationships and Related Transactions” in GNC’s prospectus, dated March 31, 2011, filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 1.02.              Termination of a Material Definitive Agreement.

On April 6, 2011 and in connection with the consummation of the Offering, GNC and ACOF Operating Manager II, L.P., an affiliate of Ares (the “Manager”), terminated that certain Management Services Agreement, dated as of March 16, 2007, by and between GNC and the Manager.  In connection with the termination of such agreement, GNC paid to the Manager approximately $5.6 million.

On April 6, 2011 and in connection with the consummation of the Offering, GNC and OTPP terminated the rights of holders of Class B common stock, par value $0.001 per share, to receive the Special Dividends (as defined in Article 5, Section (b)(i) of the Amended and Restated Certificate of Incorporation of GNC, dated as of March 16, 2007).  In connection with the termination of such rights, GNC paid to OTPP approximately $5.6 million.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Offering, GNC filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on April 6, 2011 (the “Certificate of Incorporation”) and amended and restated its bylaws, effective as of April 6, 2011 (the “Bylaws”).  The provisions of the Certificate of Incorporation and the Bylaws are substantially identical to the forms of such documents filed as Exhibits 3.4 and 3.5, respectively, to the Registration Statement and as described therein.

Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of GNC Holdings, Inc.

3.2	Fourth Amended and Restated Bylaws of GNC Holdings, Inc.

4.1

Second Amended and Restated Stockholders Agreement, by and among GNC Holdings, Inc., Ares Corporate Opportunities Fund II, L.P., Ontario Teachers’ Pension Plan Board and the other stockholders party thereto.

4.2	Stockholders Agreement, by and among GNC Holdings, Inc., Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 11, 2011

GNC HOLDINGS, INC.

By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of GNC Holdings, Inc.

3.2	Fourth Amended and Restated Bylaws of GNC Holdings, Inc.

4.1

Second Amended and Restated Stockholders Agreement, by and among GNC Holdings, Inc., Ares Corporate Opportunities Fund II, L.P., Ontario Teachers’ Pension Plan Board and the other stockholders party thereto.

4.2	Stockholders Agreement, by and among GNC Holdings, Inc., Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.